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                                                                   EXHIBIT 10.13
                                COMDISCO, INC.
                         GLOBAL MASTER RENTAL AGREEMENT


GLOBAL MASTER RENTAL AGREEMENT (the "Agreement") dated as of September 30, 1996 by and between:

 COMDISCO, INC. (HEREINAFTER REFERRED TO AS "COMDISCO"), 6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS 60018, USA ACTING ON BEHALF OF ITSELF AND ITS AFFILIATES AS HEREIN DESCRIBED

 AND ADVANCED TELECOMMUNICATIONS MODULES LIMITED (HEREINAFTER REFERRED TO AS THE "CUSTOMER"), ACTING ON BEHALF OF ITSELF AND ITS AFFILIATES AS HEREIN DESCRIBED.


  WHEREAS, Comdisco and its Affiliates are engaged in the rental of equipment in various countries where Customer and its Affiliates may wish to rent such equipment,

  WHEREAS, to facilitate the transacting of rental operations between Comdisco or an Affiliate of Comdisco and Customer or an Affiliate of the Customer on an ongoing basis, Comdisco and the Customer wish to enter into the present Agreement which, together the Equipment Schedule under which each individual rental operation is concluded, will establish the terms and conditions applicable to such rental operation.

  THEREFORE, it is agreed as follows:

  1.   GLOBAL MASTER RENTAL AGREEMENT
       ------------------------------

  1.1  DEFINITIONS.  "Affiliates of Comdisco" shall mean those enterprises in
       -----------
which Comdisco owns and/or shall own at any time after the date hereof, directly or indirectly, the majority of the voting stock, including without limitation all present Affiliates of Comdisco listed in Exhibit A hereto.

  "Affiliates of the Customer" shall mean those enterprises in which the Customer, or its parent company owns and/or shall own at any time after the date hereof, directly or indirectly, the majority of the voting stock, or a controlling interest, including without limitation all present Affiliates of the Customer listed in Exhibit B hereto;

  "Lessor" shall mean, with respect to any Equipment Schedule, the Affiliate of Comdisco entering into such Equipment Schedule, or Comdisco, if Comdisco enters into such Equipment Schedule.

  "Lessee" shall mean, with respect to any Equipment Schedule, the Affiliate of the Customer entering into such Equipment Schedule, or Customer, if Customer enters into such Equipment Schedule.

  "Rent Interval" shall mean the monthly, quarterly or such other billing period set forth on an Equipment Schedule.

  1.2  EQUIPMENT SCHEDULES.  Lessor shall rent and Lessee shall take on rent the
       -------------------
equipment described in an Equipment Schedule executed hereunder ("Equipment") subject to the terms and conditions of this Agreement and such Equipment Schedule. Each such Equipment Schedule shall be governed by all of the terms and conditions of this Agreement and by such additional terms and conditions as may be set forth in such Equipment Schedule.

  Exhibit C hereto lists the countries for which Comdisco and Customer have agreed upon the form of Equipment Schedule. Such Equipment Schedules shall be substantially in the form attached to Exhibit C hereto. Further forms of Equipment Schedules for use in transactions in other countries may be added by agreement of Comdisco and Customer from time to time. The parties agree that each local transaction will only be validly concluded if the relevant Equipment
Schedule is executed by signatories of Lessor and Lessee involved in such transaction, and that any such Equipment Schedule may also be supplemented or amended by special terms or conditions agreed upon by such Lessor or Lessee for the particular transaction. The Customer shall, without notice, be jointly and severally liable for the due performance of the obligations of its Affiliates under all Equipment Schedules executed hereunder, including, without limitation, all terms and conditions negotiated by its Affiliate.

  2.   TERM
       ----

  2.1 The term of this Agreement shall commence on the date set forth above and shall remain in force thereafter as long as any Equipment Schedule entered into pursuant to this Agreement remains in effect.

  2.2 The rental term and Lessee's rental obligations with respect to each item of Equipment on an Equipment Schedule shall begin on the commencement date ("Commencement Date"). The Commencement Date with respect to the type of Equipment defined below and indicated on the applicable Equipment Schedule shall be as follows:

  a) Equipment installed and accepted by Lessee prior to the date of the applicable Equipment Schedule ("Installed Equipment"), shall be the date Lessor tenders payment of the Equipment purchase price;

  b) Equipment supplied from Lessor's inventory ("Inventory Equipment") shall be the date the Equipment is installed and approved for maintenance by the manufacturer, (or an approved third party pursuant to Subsection 5.2 hereof) or the seventh day after delivery if (i) Lessee delays the installation and approval or (ii) the Equipment is not so approved due to defects in the Equipment which are remediable by the manufacturer under a manufacturer's maintenance contract but which are not remedied because Lessee has arranged for third party maintenance pursuant to Subsection 5.2 hereof.

  c) Equipment on-order ("On-Order Equipment"), shall be the date Lessee accepts the Equipment from the Equipment vendor, which date shall be confirmed by Lessee to Lessor as evidenced by Lessee forwarding an Acceptance Certificate in the form provided by Lessor, within ten (10) days following such acceptance and which date shall in no event be later than the date the Equipment is placed in service by Lessee.

  The rental term shall continue, unless renewed in accordance with the provisions hereof, for at least the full number of months, calendar quarters or other Rent Interval set forth in the Equipment Schedule ("Initial Term"). The Initial Term shall commence on the first day of the Rent Interval set forth in the Equipment Schedule next following (i) the Commencement Date for all items of Installed Equipment and Inventory Equipment to be rented thereunder or (ii) Lessor's receipt of Acceptance Certificates for all items of On-Order Equipment to be rented thereunder. On the Commencement Date the Lessee will execute and deliver to the Lessor a letter, in a form to be specified by the Lessor, which confirms such Commencement Date. The rental term for each Equipment Schedule shall continue until the Equipment is returned and the Equipment Schedule is terminated by either party upon not more than twelve (12) months nor less than six (6) months prior written notice to the other party, provided that no such termination shall be effective prior to the expiration o the Initial Term.

  2.3 If the applicable Equipment Schedule has a single Initial Term ("Single Term"), Single Term shall be indicated on the applicable Equipment Schedule and the terms of the following paragraph under this Subsection 2.3 shall apply to such Equipment Schedule:

  All Rental Rate Factors set forth in the applicable Equipment Schedule assume that Acceptance Certificates for all items of On-Order Equipment to be rented thereunder will be received by Lessor no later than the outside date set forth on the applicable Equipment Schedule ("Outside Date"). If any Acceptance Certificates are received by Lessor after the Outside Date, Lessor may, on or before the start of the Initial Term for all items of Equipment, adjust the Rental Rate Factors (and, therefore, rental rates) to maintain an assumed economic yield which Lessor would have required for a similar transaction at such time.

  2.4 If the applicable Equipment Schedule has multiple Initial Terms ("Multiple Term"), Multiple Term shall be indicated on the applicable Equipment Schedule and the terms of the following paragraphs under this Subsection 2.4 shall apply to such Equipment Schedule:

  a)   Summary Equipment Schedule

  Lessor shall summarize all items of Equipment for which Acceptance Certificates have been received in the same calendar quarter into a Summary Equipment Schedule in the form of Exhibit 1 hereto and, notwithstanding anything to the contrary set forth in Subsection 2.2 of the Agreement, the Initial Term shall begin the first day of the calendar quarter thereafter. Lessee agrees to execute and return three copies of the Summary Equipment Schedules within 10 days of receipt. Each Summary Equipment Schedule shall incorporate the terms and conditions of the Agreement and this Equipment Schedule with respect to those items of Equipment listed in the Summary Equipment Schedule. Upon execution by Lessor and Lessee, the Summary Equipment Schedule shall be referred to as an Equipment Schedule and shall constitute a separate Equipment Schedule for purposes of the Agreement, including without limitation, Section 11 thereof. The Initial Term for Equipment listed in Acceptance Certificates received more than 10 days after the end of a calendar quarter and having an Acceptance Date in the calendar quarter just ended, shall begin on the first day of the calendar quarter following receipt of Acceptance Certificates.

  b) If there is a default under the applicable Equipment Schedule or there is an adverse change in Lessee's credit standing, Lessor, at its option and upon prior written notice to Lessee, shall be relieved of its obligations to lease Equipment under any Equipment Schedule with respect to Inventory Equipment and Installed Equipment with a Commencement Date occurring after the date of such notice and On-Order Equipment for which Lessor has not received an Acceptance Certificate from Lessee prior to the date of such notice.

  c) If prior to the Commencement Date for an item of Equipment the manufacturer announces any change in comparable existing Equipment ("Comparable Equipment") or announces the introduction of new or improved technology ("Replacement Technology Equipment"), Lessee may elect to lease the Replacement Technology Equipment pursuant to the applicable Equipment Schedule in lieu of the original Equipment described in such Equipment Schedule; provided, that purchase documents with respect to the original Equipment and the Replacement Technology Equipment are completed to Lessor's satisfaction. If Lessee elects not to rent the Replacement Technology Equipment, then with respect to the original Equipment with a Commencement Date occurring after the announced first availability date stated in either of the aforementioned announcements, it is agreed that Lessor may adjust the Rental Rate Factor in order to maintain an assumed economic yield which Lessor would have expected had either such announcement been made on the date of the applicable Equipment Schedule. This paragraph 2.4(c) shall not apply to any Equipment having a Commencement Date prior to the first availability date stated in either of the aforementioned announcements.

  3.   RENT
       ----

  3.1 Lessee shall pay to Lessor as rental for the Equipment the Rent in an amount (i) as set forth in the applicable Equipment Schedule if the Equipment is Inventory Equipment or (ii) equal to the Rental Rate Factor set forth in the applicable Equipment Schedule multiplied by the "Lessor's Cost", as hereinafter defined, if the Equipment is Installed Equipment or On-Order Equipment. The Rent shall be paid in advance on the first day of the applicable Rent Interval set forth in the applicable Equipment Schedule (in immediately available funds in the local currency indicated on the Equipment Schedule) to Lessor at its bank account, details of which are set forth in the Equipment Schedule, or to such other person and/or at such other bank account as Lessor may from time to time designate in writing. If the Commencement Date of any Equipment Schedule shall be other than the first day of the applicable Rent Interval, Lessee shall make rental payments equal to the daily prorata portion of the Rent set forth in the Equipment Schedule for each day from and including the Commencement Date through the last day of the applicable Rent Interval prior to the beginning of the Initial Term ("Interim Rent"). The Rent, and Interim Rent, if any, shall be payable without deduction or withholding on any account whatsoever and regardless of whether an invoice has been supplied by Lessor. If Lessee is required by law to make any such deduction or withholding, Lessee shall pay to Lessor such additional amount as may be necessary to enable Lessor to receive a net amount equal to the full amount which would otherwise have been payable pursuant to any such Equipment Schedule, unless such deduction or withholding is made by reference to Lessor's net income.

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

  3.2 All Rental Rate Factors set forth in the applicable Equipment Schedule shall be calculated using an interest rate based on the prevailing rates for similar transactions with lessees of similar credit standing as of the date of the applicable Equipment Schedule. If, on or before the start of the Initial Term for all items of Equipment to be leased under the applicable Equipment Schedule, the comparable interest rate is greater, such Rental Rate Factors may be adjusted accordingly.

  3.3 Lessor's Cost shall be an amount equal to the purchase price which Lessee would otherwise be responsible to pay for an item of Equipment if not for this Agreement.

  3.4 Lessee shall promptly pay and discharge all taxes or other charges of whatever nature due with respect to the ownership or use of the Equipment or the renting thereof by Lessee or the payment of Rent or other sums payable hereunder but excluding any taxes payable by reference to Lessor's net income.

  3.5 Should Lessee fail to pay any Rent herein reserved or any sum required to be paid by Lessee or Lessor upon the due date for payment thereof, Lessee shall pay to Lessor additional Rent equivalent to interest thereon from the due date until the date of payment at the rate of 3% per annum above the then prevailing interbank offering rate provided that in no event shall such additional Rent exceed any legal limitation.

  3.6 Equipment Procurement Charges. If indicated on the applicable Equipment Schedule, Lessor and Lessee agree that this Subsection shall apply. It is acknowledged that certain portions of the Equipment will be delivered to Lessee prior to the Commencement Date and that progress payments will be required to be paid to the Equipment manufacturer prior to the Commencement Date for any item of equipment leased pursuant to the applicable Equipment Schedule ("Progress Payments"). Lessee agrees that with respect to the portions of the Equipment delivered prior to the Commencement Date, all terms and conditions of the applicable Equipment Schedule shall be applicable except the Lessee's rental obligations, provided, however, that Lessee agrees to pay Lessor "Equipment Procurement Charges" equal to the daily rental rate factor set forth on the applicable Equipment Schedule multiplied by the aggregate of the Progress Payments paid by Lessor to the manufacturer or the Lessee relating to the Equipment for each day from the date Progress Payments are made by Lessor until the Commencement Date. Accrued Equipment Procurement Charges shall be payable on the first day of each applicable Rent Interval. If Lessee rejects the Equipment prior to the Commencement Date in accordance with the terms of the purchase agreement with the Equipment vendor and such purchase agreement is terminated as a result of such rejection, then the applicable Equipment Schedule shall also terminate. In such event or if Lessee is in default of the applicable Equipment Schedule for failure to timely pay Equipment Procurement Charges, then Lessee shall (i) reimburse Lessor for any and all amounts paid by Lessor to the manufacturer or to the Lessee relating to the purchase of the Equipment and (ii) pay all Equipment Procurement Charges due through the date of termination, whereupon Lessor shall transfer to Lessee all of Lessor's interest in and to the Equipment and under any purchase agreement relating to the applicable Equipment Schedule.

  4.   USE
       ---

  Lessee shall:

  4.1 keep the Equipment for its sole use and in its possession (except as provided in 11.4 below) at the address where the Equipment has been installed or at such other address within the country of original installation as Lessor may from time to time be notified in writing and shall use the Equipment only for the purposes for which it was designed in a proper manner and in accordance with any applicable statutory regulations which may from time to time be in force and shall take such steps as are necessary to ensure that the Equipment will be safe and without risk to health when properly used by Lessee, its employees or other authorized users;

  4.2 ensure that the Equipment is only used by trained personnel in accordance with the recommendations of the supplier and/or manufacturer;

  4.3 allow such persons as Lessor may authorize to have access to the Equipment at reasonable times in order to inspect its state and condition and, if required, allow Lessor to fix and/or keep affixed upon the Equipment such name or other plates in such place and manner as Lessor shall require to indicate the ownership of the Equipment;

  4.4 protect the Equipment against seizure and indemnify Lessor against all losses, charges, damages and expenses suffered or incurred by Lessor by reason thereof; and

  4.5 protect Lessor's title or interest in the Equipment against all persons claiming against or through Lessee and for this purpose take any necessary steps to prevent title in the Equipment from passing to any freeholder or mortgagee of the premises at which the Equipment is located.

  5.   INSTALLATION, MAINTENANCE AND ADDITIONS
       ---------------------------------------

  5.1 Responsibility for all costs and risks of delivery, in-transit insurance and installation shall be as indicated in the relevant Equipment Schedule. Notwithstanding such indication, Lessee shall be responsible for all exceptional costs of delivery and installation including, without limitation, the costs of special lifting and handling equipment and building alterations. Lessee will, at the request of Lessor or its assignees, certify the date of installation of any Equipment rented hereunder. If Lessee should have the Equipment installed by a third party maintenance or engineering company, Lessee assumes any and all liability for defects in the Equipment which are remediable by manufacturer under a manufacturer's maintenance contract but which are not so remedied because Lessee has elected to use a third party to install the Equipment, Lessor's approval of such third party notwithstanding (see 5.2). Lessee shall have the manufacturer or authorized third party remedy all such defects at Lessee's expense.

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

  5.2 Lessee shall at all times and at its own expense keep the Equipment in good order, repair and condition (fair wear and tear excepted) and shall enter into and maintain throughout the rental term, a contract for the maintenance of the Equipment with the manufacturer of the Equipment, or with a third party maintenance company as approved by Lessor provided that, if Lessee uses a third party maintenance company, Lessee assumes any and all liability for defects in the Equipment which are remediable by manufacturer under a manufacturer's maintenance contract but which are not remedied because Lessee has arranged for a third party to provide such maintenance. Upon termination of the renting, Lessee shall provide Lessor with the manufacturer's maintenance qualification letter and, if necessary, Lessee shall pay any costs necessary to have the manufacturer re-certify the Equipment for maintenance eligibility.

  5.3 No additions, improvements, variations, modifications or alterations of whatsoever kind or nature shall be made to the Equipment without the consent in writing of Lessor (such consent not to be unreasonably withheld). Subject to such consent, any additions to the Equipment shall first be offered for renting by Lessor upon the terms and conditions of this Agreement and of the relevant Equipment Schedule. If any such additions, improvements, variations, modifications or alterations are made to the Equipment without Lessor's written consent, then the same shall be deemed to be Lessor's property.

  6.   ACCEPTANCE AND WARRANTIES
       -------------------------

  6.1 Lessor will use its reasonable endeavors at the expense and request of Lessee to extend to Lessee the benefit of any guarantees, conditions, warranties or representations which may be given to Lessor by the manufacturer or supplier of the Equipment or otherwise implied in favor of Lessor, provided that such benefit shall only be extended if Lessee shall fully indemnify Lessor against all costs, claims and expenses incurred in connection with any claim relating to such guarantee, warranty or representation.

  6.2 The Equipment has been selected by Lessee with full knowledge of the manufacturer's specifications and Lessee consequently assumes the entire responsibility for its choice and Lessee's acceptance by certifying installation shall be conclusive proof that the Equipment is satisfactory in every way to Lessee.

  7.   LESSEE'S INDEMNITY
       ------------------

  Throughout the rental term under any Equipment Schedule and until the Equipment hereunder has been effectively re-delivered to Lessor, Lessee shall be solely responsible for any loss, damage or injury to any party occasioned by the use or possession of the Equipment or in any way relating to the Equipment. Lessee shall indemnify and keep Lessor indemnified against all claims or proceedings made or brought against Lessor, and all damages, losses, costs, charges and expenses incurred by Lessor by reason of such claims or proceedings arising out of the state, condition, presence or use of the Equipment or in any way relating to the Equipment or arising out of the renting of the Equipment hereunder provided that nothing in this clause shall restrict or exclude Lessor's liability in respect of or shall entitle Lessor to be indemnified by Lessee against any claims or proceedings in respect of any injury, death, loss or damages caused by or resulting from the willful default or gross negligence of Lessor.

  8.   RISK OF LOSS AND INSURANCE
       --------------------------

  Throughout the rental term, unless otherwise indicated in the relevant Equipment Schedule, the Lessee shall insure and at all times keep the Equipment insured with reputable insurers. Lessor and Lessee agree as follows:

  a) Effective upon delivery of the Equipment to Lessee and until the Equipment is returned to Lessor, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment, however caused. During the continuance of the relevant Equipment Schedule, Lessee shall, at its own expense, cause to be carried and maintained casualty insurance with respect to each item of Equipment designated in this Equipment Schedule in an amount at least equal at all times to the greater of (i) the replacement value of the Equipment, or (ii) the aggregate unpaid Rent with respect to the Equipment for the unexpired Initial Term. Lessee shall carry public liability insurance, in each case in amounts and against risks customarily insured against by the Lessee on similar equipment and, in any event, in amounts and against risks comparable to those insured against by the Lessee on equipment owned by it. All policies with respect to such insurance shall name the Lessor as additional assured and (together with any Beneficiary) as loss payee, and shall provide for at least 30 days' prior written notice by the underwriter or insurance company to the Lessor in the event of cancellation or expiration. Lessee shall furnish appropriate evidence of such insurance;

  b) If any item of Equipment is lost or rendered unusable as a result of any physical damage or destruction of such item of Equipment, Lessee shall give to Lessor prompt notice thereof and the Agreement and the relevant Equipment Schedule shall continue in effect without any abatement of Rent. Lessee shall determine, within fifteen (15) days after the date of occurrence of such loss, damage or destruction, whether such item of Equipment can be repaired. If Lessee determines that such item of Equipment can be repaired, Lessee, at its expense, shall cause such item of Equipment to be promptly repaired. If Lessee determines that such item of Equipment is lost or cannot be repaired, Lessee shall promptly notify Lessor and such Equipment shall be deemed to have suffered a "Casualty Loss" for purposes of this Section as of the date of occurrence of such loss. Within said 15 days, Lessee shall notify Lessor of the Equipment which has suffered a Casualty Loss and Lessee shall, at the Lessor's option, either (i) replace Equipment which has suffered a Casualty Loss with lien free equipment of the same model, type and feature configuration in which case the replacement equipment shall become the Equipment, the relevant Equipment Schedule shall continue in full force and effect and marketable title in such Equipment shall vest in Lessor or (ii) pay the aggregate unpaid Rent with respect to such Equipment for the unexpired Initial Term for such Equipment ("Casualty Value"). If the Casualty Value is paid, any installment of Rent with respect to such Equipment due prior to the date of the Casualty Loss shall remain due and payable. After the payment of such Casualty Value and all other amounts due and owing with respect to such Equipment, Lessee's obligation to pay further Rent for such Equipment shall cease. Except in the case of loss or total destruction, Lessor will be entitled to recover all Equipment for which a Casualty Value has been paid; provided, however, that Lessee shall dispose of such Equipment for the best price obtainable (on an "as-is, where-is," basis without representation or warranty expressed or implied), and Lessee shall be entitled to retain all amounts received for the Equipment up to the Casualty Value and Lessee's reasonable costs of disposition attributable thereto, and shall remit the excess, if any, to Lessor.

  9.     DEFAULT
         -------

  9.1    If:

  a) Lessee or Customer shall fail to pay any Rent or other sum payable under this Agreement (and any Equipment Schedules entered into hereunder) within fifteen (15) days of its becoming due or fail to observe or perform any of the terms and conditions hereof or shall do or allow to be done any act or thing which may jeopardize any of Lessor's rights in the Equipment;

  b) any distress, execution or other legal process shall be levied on or against the Equipment or any part thereof or any premises where the same may be or Lessee shall permit any judgment against it to remain unsatisfied for fourteen days (14); or

  c) Lessee or Customer shall enter into any liquidation, shall be declared bankrupt or otherwise enter bankruptcy, shall call any meeting of its creditors, or shall have any receiver or administrative receiver of all or any of its undertakings or assets appointed, or shall be deemed unable to pay its debts; then, in each and every such case, Lessor may at any time thereafter and notwithstanding any subsequent acceptance by Lessor of any Rent (but without prejudice to any other rights which Lessor may have against Lessee hereunder or any pre-existing liability of Lessee to Lessor) by notice in writing to Lessee forthwith and for all purposes terminate renting the Equipment hereunder and under any Equipment Schedule executed by the Lessee and thereafter Lessee shall no longer be in possession of the Equipment with Lessor's consent.

  9.2    Upon such default, Lessee shall pay to Lessor:

  a)     all arrears then due by way of Rent or otherwise;

  b) the costs of all repairs required as at the date of termination to render the Equipment in good order and condition (fair wear and tear excepted);

  c) all costs, charges and expenses incurred by Lessor in locating and taking possession of the Equipment including all legal fees, costs and expenses; and

  d) as agreed compensation for Lessor's full financial loss, an amount equal to the aggregate unpaid Rent with respect of the Equipment for the unexpired balance of the Initial Term less a discount at the lower of the debt rate of the Beneficiary (as defined in Subsection 11.1) at which the applicable Equipment Schedule was financed or the rate of 2% per annum below the then prevailing interbank offering rate, compounded quarterly, for accelerated payment. Lessee confirms that the nature of the arrangement between it and Lessor is such that, in computing the amount payable in such circumstances, Lessor shall not be obliged to mitigate its loss by applying the sale proceeds of the Equipment in reduction of such amount.

  10.    RETURN OF THE EQUIPMENT
         -----------------------

  At the end of the rental term of each Equipment Schedule executed hereunder or upon the termination of the renting of the Equipment for whatever reason, Lessee will at its own expense forthwith deinstall and deliver the Equipment in good order and condition (fair wear and tear excepted) to Lessor at such place as may be appointed by Lessor within the country in which it is then installed if Comdisco has an affiliate in that country, or to the nearest country with a Comdisco affiliate, and, upon the failure of Lessee to return the Equipment as contemplated herein, Lessor may, without waiving Lessee's obligations for the aforementioned expenses, repossess the Equipment at any time and without notice and for this purpose shall be entitled freely to enter into and upon any premises where the Equipment may be and whether the same is occupied by or under the control of Lessee or otherwise.

  11.    ASSIGNMENT
         ----------

  11.1 Lessor shall be entitled to assign, sell or pledge in whole or in part its rights related to any Equipment, to any Equipment Schedule and/or to any amounts payable under any Equipment Schedule to one or more third parties (collectively the "Beneficiary"). Lessee agrees that on receipt of written notice from Lessor of such assignment, sale or pledge, if so instructed, Lessee shall perform for the benefit of the Beneficiary those of its obligations under any Equipment Schedule as are mentioned in such notice and, if so instructed, Lessee shall pay all or part of the amounts payable under any Equipment Schedule directly to the Beneficiary or its assignees. Lessee declares and certifies that the Beneficiary shall be entitled to rely upon, and shall be considered a third party beneficiary of, the following covenants and representations:

  a) Lessee will not seek the performance by the Beneficiary of any of the obligations of Lessor under this Agreement or any Equipment Schedule (unless Lessor shall have assigned by the Beneficiary its obligations as lessor hereunder or under any Equipment Schedule, in which case however Lessor shall remain primarily liable for the performance of such obligations vis-a-vis Lessee);

  b) Lessee shall not agree to any modification or amendment of this Agreement or of any Equipment Schedule assigned to the Beneficiary without the prior written consent of the Beneficiary;

  c) Lessee shall send to the Beneficiary a copy of any notice which is required to be sent to Lessor; and

  d) Lessee's obligations hereunder and under any assigned Equipment Schedule shall not be subject to any abatement, reduction, defense, offset or counterclaim available to Lessee for any reason whatsoever including, without limitation, any defect in the Equipment or failure of Lessor to perform any of its obligations hereunder or under any Equipment Schedule.

  11.2 Upon receipt of notice of any assignment, sale or pledge, Lessee agrees to execute and deliver to Lessor any document which may be required by a Beneficiary in order to certify the rights and obligations of the parties under this Agreement and any assigned Equipment Schedule and in order to perfect such assignment, sale or pledge, including, without limitation:

  a) an acknowledgment of receipt of, or a declaration of consent to, such assignment, sale or pledge;

  b) a certificate of Lessee's counsel in which he opines that Lessee is validly bound by the terms of this Agreement and of any assigned Equipment Schedule; and

  c)    a certificate of the delivery and acceptance of the related Equipment.

  11.3 Lessee acknowledges that Lessor may not itself be the owner of the Equipment rented under any Equipment Schedule and that Lessor may have rented or leased such Equipment from a third party.

  11.4 Lessee shall not sell, offer for sale, mortgage or change the Equipment or this Agreement or any Equipment Schedule executed hereunder nor hold itself out as the owner of nor part with possession of the Equipment and shall not create or allow to be created any lien or any encumbrance on the Equipment and shall duly and punctually pay all rates and taxes, charges and impositions payable in respect of the premises whereon any Equipment is situated. Upon not less than sixty (60) days prior written notice to Lessor, Lessee may subrent the Equipment to any party, or relocate the Equipment to any location, within the country set forth in the respective Equipment Schedule, provided that (i) any such sublessee's credit worthiness shall, in Lessor's reasonable judgment, be equal to or better than Lessee's, and (ii) all costs of any nature whatsoever resulting from such relocation or subrent shall be made for the sole account of Lessee or its sublessee and any subrenting of the Equipment shall be expressly subject and subordinate to the terms of this Agreement and the respective Equipment Schedule. No subrenting of any Equipment shall operate to relieve Lessee of its obligations hereunder. The Lessee hereby grants to the Lessor the right and opportunity to submit or match the last proposal for (i) the subrenting of the Equipment, and (ii) the financing of any equipment which is replacing the Equipment leased pursuant to this Agreement and any Equipment Schedule. Each of the foregoing shall be conducted in a commercially reasonable time frame and manner.

  11.5 Customer hereby agrees that its representations and obligations under this Agreement may be assigned by Comdisco, without notice, to the Lessor under any Equipment Schedule issued hereunder, and further assigned by such Lessor, without notice, to the Beneficiary.

  12.   VALUE ADDED TAX ("VAT")
        -----------------------

  In addition to the Rent and other sums payable under this Agreement and any Equipment Schedule, Lessee shall be responsible for and pay to Lessor any value added tax, turnover tax, stamp tax, recording tax or similar tax thereon at the rate in force on the due date of payment of any sums payable by Lessee under this Agreement and any Equipment Schedule, and Lessee shall indemnify Lessor and keep Lessor indemnified against any liability for such taxes which may be incurred by Lessor in respect of the Equipment or its rental hereunder at the location set forth in the Equipment Schedule. Lessee shall cooperate with Lessor in obtaining any relevant documentation necessary to substantiate payment of any such tax and in providing originals or certified copies thereof.

  13.   MISCELLANEOUS
        -------------

  13.1 Service of all notices under this Agreement or any Equipment Schedule shall be sufficient if given personally or posted to the party to be served at its address herein or in such Equipment Schedule or at such address as the party to be served may from time to time by notice in writing inform the other to be its address for service of notice hereunder or thereunder and, if sent by first class post, shall be deemed to be delivered 48 hours after posting.

  13.2 It is acknowledged by the parties that the manufacturer or supplier of the Equipment is not the agent and has no authority to act as the agent of Lessor and that Lessor shall under no circumstances be responsible for any warranty or representation made by any manufacturer or supplier except as stated in this Agreement or such Equipment Schedule.

  13.3 Lessor hereby excludes any conditions, warranties or representations relating to the Equipment whether express or implied and whether statutory or otherwise.

  13.4 This Agreement shall be governed and construed for all purposes in accordance with the law agreed upon in the applicable Equipment Schedule by Lessor and Lessee. Comdisco and Customer hereby consent to such law.

  13.5 Any payment hereunder or under any Equipment Schedule by Lessee to Lessor shall be treated as paid on the date of its receipt by Lessor.

  13.6 Neither this Agreement nor any Equipment Schedule executed hereunder shall be varied in its terms by any oral agreement or representation or otherwise than by an instrument in writing either of even date or subsequent hereto or thereto executed by the respective parties or by their duly authorized representatives.

  13.7 The terms and conditions of any Equipment Schedule will supersede those of all previous agreements either written or oral between Lessor and Lessee relating to the Equipment.

  13.8 No right or remedy herein conferred upon or reserved to Lessor is exclusive of any other right or remedy herein or by law or equity provided or permitted but each shall be cumulative of every right or remedy given hereunder or hereafter existing and may be enforced currently therewith or from time to time.

  13.9 No forbearance or indulgence on the part of Lessor shown or granted to Lessee shall in any way restrict or diminish the full rights and powers of Lessor under this Agreement or any Equipment Schedule or shall operate as a waiver of any breach by Lessee of any of the terms and conditions of this Agreement.

  13.10 No Equipment Schedule executed hereunder shall become binding until accepted in writing by a representative authorized in writing on Lessor's behalf.

  13.11 The printed titles given to the clauses of this Agreement are inserted for convenience only, do not form part of this Agreement and have no effect upon its operation and interpretation.

  13.12 Customer hereby submits to the jurisdiction of the court agreed upon in the applicable Equipment Schedule by Lessor and Lessee regarding the enforcement of Customer's representations and obligations hereunder with respect to such Equipment Schedule and Customer hereby appoints the Lessee in the applicable Equipment Schedule as the Customer's agent for service of process with regard to the foregoing.

  13.13 In the event any one or more of the provisions of this Agreement and/or any Equipment Schedule executed hereunder shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement and/or any such Equipment Schedule executed hereunder shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

  13.14 Lessee shall obtain no title to any software or other licensed products ("products") attached to the Equipment delivered to Lessee, and such Products shall at all times remain the property of the owner thereof. Prior to the legal use of any such Products, Lessee shall be responsible to obtain or cause to be obtained a license to use such Products from the owner thereof.

  13.15 Customer will, upon execution of this Agreement, and as may be requested thereafter, provide Lessor and/or Comdisco with a secretary's certificate of incumbency and authority and any other documents which may be requested by Lessor and/or Comdisco.

  Done in three copies of this _________ day of __________, 1999.

COMDISCO, INC.                         ADVANCED TELECOMMUNICATIONS
                                       MODULES LIMITED

By:__________________________________  By:__________________________________

Title:_______________________________  Title:_______________________________

                                   EXHIBIT A
                                   ---------

      To the Global Master Rental Agreement dated as of _______________ between Comdisco, Inc. ("Comdisco") and Advanced Telecommunication Modules Limited ("Customer")

                         AFFILIATES OF COMDISCO, INC.


       Comdisco Asia Pte Ltd                  Comdisco Japan, Inc.
       8 Shenton Way                          Hatchobori Building, 5th Floor
       #44-01A                                2-18-8, Hatchobori, Chuo-Ku
       Treasury Building                      J-Tokyo 104
       Singapore 0106                         (Japan)


       Comdisco Australia Pty Ltd             Comdisco Nederland B.V.
       (ACN 002 997-453)                      Plancetenbaan 25, Postbus 1681
       Level 18, 111 Pacific Highway          NL-3608 AK Maarssen
       North Sydney                           (The Netherlands)
       NSW-Australia 2050

       Comdisco Handelsgesellschaft M.B.H.    Computer Discount Corporation S.A.
       Mahlerstrasse 7/22                     c/o Key Iberboard S.A.
       A-1010 Wien                            Santiago Bernabau 12
       (Austria)                              E-28036 Madrid
                                              (Spain)

       Comdisco Belgium S.A.                  Comdisco Sweden AB
       c/o KPMG                               c/o Advokatfirman Vinge
       Rue Naerveld 101 - 103 Boite 3         Smalandsgatan 20, Box 1703
       St Lambrechts - Woluwe                 S-11187 Stockholm
       B-1200 Bruxelles                       (Sweden)
       (Belgium)

       Comdisco Canada Ltd.                   Comdisco (Switzerland) S.A.
       Royal Bank Plaza, North Tower          Postfach 4136
       200 Bay Street, Suite 2075             Baarestrasse 20
       P.O. Box 131                           CH-6304 ZUG
       CDN-Toronto, Ontario M5J 2J3           (Switzerland)
       (Canada)

       Comdisco France S.A.                   Comdisco United Kingdom Limited
       176 avenue Charles de Gaulle           One Centaurs Business Park
       F-92200 Neuilly sur Seine              Grant Way
       (France)                               Isleworth
                                              Middlesex TW7 5QD ENGLAND

       Comdisco Deutschland GmbH              Promodata S.A.
       Oskar-Messler - Strasse 24             176 avenue Charles de Gaulle
       D-85737 Ismaning/Munchen               F-92200 Neuilly sur Seine
       (Germany)                              (France)

                                   EXHIBIT B
                                   ---------

     To the Global Master Rental Agreement dated as of ________________________ between Comdisco, Inc. ("Comdisco") and Advanced Telecommunications Modules Limited ("Customer")

                             AFFILIATES OF CUSTOMER


Advanced Telecommunications Modules, Inc.
1130 East Arques Avenue
Sunnyvale, California 94086

                                   EXHIBIT C
                                   ---------


             To the Global Master Rental Agreement ("Agreement")
                      dated as of  _____________ between
                       Comdisco, Inc. ("Comdisco") and
           Advanced Telecommunications Module Limited ("Customer").

       Effective as of the date of the Agreement, Comdisco and Customer hereby agree, pursuant to Subsection 1.2, "Equipment Schedules" of the Agreement that
                                    -------------------
Equipment Schedules substantially in the forms attached hereto and identified by country name shall be used In the countries listed below which match the country name on the attached Equipment Schedules.


       Australia                        Japan
       Austria                          Netherlands
       Canada                           Norway
       Denmark                          Portugal
       Finland                          Spain
       France                           Sweden
       Germany                          Switzerland
       Hong Kong                        United Kingdom
       Ireland                          United States
       Italy



        Initialed:                                    Comdisco __________
                                           Customer ___________


*  Leases will be written with Comdisco United Kingdom, as Lessor

** Leases will be written with Comdisco Nederland B.V., as Lessor

                                   EXHIBIT 1


                           SUMMARY EQUIPMENT SCHEDULE
                           --------------------------



SUMMARY EQUIPMENT SCHEDULE NO. ____ for the Period beginning _______________ and ending _______________ to the Global Master Rental Agreement dated as of ____________________ and Equipment Schedule No. __________ thereto between Lessor and Lessee (the "Lease").


LESSEE:                                  LESSOR:
Address for Notices:                     Address for Notices:                      Address for Remittances:


Attention:                               Attention:                                Attention:




1. EQUIPMENT: As set forth in the attached Acceptance Certificates which are a part hereof (No. of Acceptance Certificates: _____)

2.  INITIAL TERM START DATE:

3.  INITIAL TERM:

4.  LESSOR'S COST:

5.  __________RENT:

6.  LESSEE REPRESENTATIONS:  The Lessee hereby represents and warrants that:

    (a) It has accepted all items of Equipment listed on the attached Acceptance Certificates as of the date set forth therein.

    (b) No default or event which with the giving of notice or lapse of time, or both, would become a default has occurred or iscontinuing.

GLOBAL MASTER RENTAL AGREEMENT: This Summary Equipment Schedule is issued pursuant to the Global Master Rental Agreement and Equipment Schedule identified above. All of the terms, conditions, representations and warranties of the Global Master Rental Agreement and Equipment Schedule are hereby incorporated herein and made a part hereof as if they were expressly set forth in the Summary Equipment Schedule and this Summary Equipment Schedule constitutes a separate lease with respect to the Equipment described herein.



as Lessee                           as Lessor


by: _____________________________      by: _____________________________

Title: ____________________________    Title: __________________________

Date: ____________________________     Date: ___________________________

                                 ATTACHMENT TO
                       SUMMARY EQUIPMENT SCHEDULE ______
                          RENTAL BREAKDOWN BY LOCATION



Location
Number                   Location   Rent   Tax on Rental   Total Rent
----------------------   --------   ----   -------------   ----------

                                 UNITED STATES
                        EQUIPMENT SCHEDULE NO. U.S. - 2
                      (TO GLOBAL MASTER RENTAL AGREEMENT
                           DATED SEPTEMBER 30, 1996)

Between    LESSOR:   COMDISCO, INC.                       EQUIPMENT:        RENTAL RATE FACTOR     2.731%
                     6111 North River Road
                     Rosemont, Illinois 60018             Installed
                     Attn:  Operations Lease              Inventory         OUTSIDE DATE           N/A
                     Administration (International)       On-Order

                                                          DAILY RENTAL      SINGLE
                                                          RATE FACTOR       TERM                   N/A

and        LESSEE:  ADVANCED TELECOMMUNICATIONS
                    MODULES, INC.                                           MULTIPLE
                    1130 East Arques Avenue                                 TERM                   Quarterly
                    Sunnyvale, California  94086
                    Attn:  Becky Rivera                                     ADVANCE
                                                                            RENT                   $6,827.50

1.   EQUIPMENT
     ---------

-------------------------------------------------------------------------------
Item Nr.  Qty.  Manufacturer   Type, Model, & Features  Description  Serial Nr.
-------------------------------------------------------------------------------

Equipment specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period September 30, 1996 through September 30, 1997 ("Equipment Delivery Period"), for which Lessor receives vendor invoices approved for payment, up to an aggregate purchase price of $250,000 ("Commitment Amount"); excluding custom use equipment, leasehold improvements, installation costs and delivery costs, rolling stock, special tooling, hand held items, molds and fungible items. In no event shall software costs exceed $25,000 hereunder.

2.   EQUIPMENT LOCATION:  Same as above.
     ------------------

3.   ADDRESS FOR NOTICES
     -------------------

     LESSOR:  Address for all notices (if different from that set forth above).

     Attn:
     Phone:

     LESSEE: Address for invoices and administrative notices (if different from that set forth above).

     Attn:
     Phone:


4.   INITIAL TERM:  42 months.
     ------------

5.   ADVANCE:  $6827.50
     -------

6.   RENT
     ----

     $__________ per month plus sales/use tax, if any, at the rate in existence when such tax becomes due.

7.   INSTALLED EQUIPMENT
     -------------------

     Any in-place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for inclusion under this Lease (the "Sale-Leaseback Transaction"). Any request for a Sale-Leaseback Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no later than October 30, 1996*. Lessor will not perform a Sale-Leaseback Transaction for any request or accompanying Equipment ownership documents which arrive after the date marked above by an asterisk (*). Further, any sale-leaseback Equipment will be placed on lease subject to: (1) Lessor prior approval of the Equipment; and (2) if approved, at Lessor's actual net appraised Equipment value pursuant to the schedule below:

                                                   PERCENT OF ORIGINAL
     ORIGINAL EQUIPMENT INVOICE                    MANUFACTURER'S NET EQUIPMENT
     DATE                                          COST PAID BY LESSOR
     --------------------------------------------------------------------------
     Between 08/01/96 and 10/30/96                         100%
     Between 06/01/96 and 07/31/96                          80%
     Between 03/02/96 and 05/31/96                          70%
     Between 12/02/95 and 03/01/96                          65%
     Between 09/02/95 and 12/01/95                          60%


8.   LESSOR'S BANK ACCOUNT
     ---------------------

     Unless otherwise directed in writing by Lessor, all Lessee payments pursuant to Section 3 shall be paid to Lessor's account at:

     Bank name :    Continental Bank N.A., Chicago, Illinois 60697
     Account No:    72-15606

9.   DELIVERY AND INSTALLATION
     -------------------------

     Pursuant to Subsection 5.1 of the Agreement,

     is responsible for the transportation, in-transit insurance and related
     costs of delivery of the Equipment.                                 is
                                         -------------------------------
     responsible for the costs of installation of the Equipment and related costs.

     It is understood by the parties hereto that Lessor shall not pay any supplier of Equipment prior to Lessor receiving a signed Acceptance Certificate from Lessee for such Equipment.

10.  OPTION TO EXTEND
     ----------------

     So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than ninety (90) days prior to the expiration of the Initial Term of a Summary Equipment Schedule, Lessee will have the right to extend the Initial Term of such Summary Equipment Schedule for a period of one (1) year. In such event, the rent to be paid during said extended time period shall be mutually agreed upon and if the parties cannot mutually agree, then the Summary Equipment Schedule shall continue in full force and effect pursuant to the existing terms and conditions until terminated in accordance with its terms. The Summary Equipment Schedule will continue in effect following said extended period until terminated by either party upon not less than ninety (90) days prior written notice, which notice shall be effective as of the date of receipt.

11.  SPECIAL CONDITIONS
     ------------------

     The terms and conditions of the Agreement as they pertain to this Equipment Schedule are hereby further modified and amended as indicated in Exhibit A to this Equipment Schedule.

12.  OTHER CONDITIONS
     ----------------

     A. Section 2, "Term" of the Agreement shall be modified and amended as follows:

          At the end of Subsection 2.2(c) of the Agreement delete the period and add "; and" and add the following as Subsection 2.2(d):

          "Equipment on-order from IBM ("IBM On-Order Equipment"), shall be the date the Equipment is installed.

          In the second sentence of the last paragraph of Subsection 2.2 of the Agreement and in the first sentence of Subsection 3.1 of the Agreement, before the words, "Inventory Equipment" insert the words, "IBM On-Order Equipment".

          In Subsection 2.3 of the Agreement, after the words, "O-Order Equipment" and in the first sentence of Subsection 2.4(a), after the word, "Certificate" insert the words, (or installation Advice Forms in case of IBM On-Order Equipment)".

          At the end of Subsection 2 of the Agreement, add the following paragraph as Subsection 2.5:

               "2.5 Notwithstanding anything to the contrary contained in the Agreement or this Equipment Schedule with respect to any IBM On-Order Equipment to be delivered to Lessee if 'Capital Equipment' and 'Multiple Term' are indicated on the applicable equipment Schedule, Lessee's obligation to pay Rent shall begin on the date Lessor receives the 'Installation Advice Form' from IBM (the 'Rent Commencement Date'), the Initial Term shall begin the first day of the Rent Interval following the Rent Commencement Date) and Rent shall be an amount equal to the Rental Rate Factor set forth in the applicable Equipment Schedule multiplied by the Lessor's Cost."

     B. Revise the penultimate section of Subsection 3.1 of the Agreement to read as follows:

               "The Rent and Interim Rent, if any, shall be payable absolutely and unconditionally without any abatement, deduction, withholding, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever and such payments shall be and continue to be payable in events."

     C. Pursuant to Subsection 3.4 of the Agreement, Lessor shall be responsible for the filing of all personal property tax returns and Lessee shall reimburse Lessor for all such taxes within ten (10) days of receipt of the Lessor's invoice therefor.

     D. Also in Subsection 3.5, after the words "payment at the rate of "delete "3%" and replace with "the lessor of five percent (5%) of the payment due or the maximum rate permitted by the law of the country where the Equipment is located".

     E. For purposes of Subsections 3.5 and 9.2 of the Agreement, the "prime rate of interest" or its successor method charged by Citibank N.A. shall be considered the "prevailing interbank offering rate".

     F.   Add a new Subsection 6.3 to the Agreement as follows:

               "Lessor warrants to Lessee that, so long as Lessee shall not be in default of any of the provisions of the applicable Equipment Schedule, neither owner, Lessor, nor any assignee, secured party or Beneficiary of Lessor will disturb Lessee's quiet and peaceful possession of the equipment and Lessee's unrestricted use thereof for its intended purpose. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS OR CAPACITY OR DURABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS"."

     G. Section 8, "Risk of Loss and Insurance" of the Agreement shall be modified and amended as follows:

          After the fourth sentence in Subparagraph b), inse4rt the following:

               "In either instance, Lessee shall pay Lessor an amount sufficient to make Lessor whole on an after tax basis for any disallowance, loss or recapture of Lessor's tax benefits as a result of such Casualty Loss. Except in the case of loss or total destruction, Lessor will be entitled to recover all Equipment for which a Casualty Value has been paid; provided, however, that Lessee shall dispose of such Equipment for the best price obtainable (on an "as its, where-is" basis without representation or warranty expressed or implied), and Lessee shall be entitled to retain all amounts received for the Equipment up to the casualty Value and Lessee's reasonable costs of disposition attributable thereto, and shall remit the excess, if any, to Lessor."

     H.   Section 9, line 2 delete "fifteen (15)" and replace with "five (5)".

     I. Delete Subsection 11.4 of the Agreement and replace with the following.

               "Assignment, Sublease or Relocation by Lessee. Upon at least sixty (60) days prior written notice to Lessor, Lessee may assign or sublease the Equipment to any party, or relocate the Equipment to any location, within any state of the continental United States which shall have in effect the Uniform Commercial Code, provided that Lessor, any assignee, any secured party and any Beneficiary, in such parties' sole discretion, shall have approved such assignee, sublessee or location and provided (I) that all costs of any nature whatsoever (including any additional property taxes or other taxes and any additional expenses of insurance coverage) resulting from any relocation, assignment or sublease shall be promptly paid by Lessee upon presentation to Lessee of evidence supporting such cost, and (ii) any assignment or sublease shall be made expressly subject and subordinate to the terms of this Lease and Lessee shall assign its rights under said assignment or sublease to Lessor, any assignee, any secured party and any Beneficiary as additional collateral and security for Lessee's obligations hereunder. If Lessee fails to so notify Lessor and as a result of such failure, Lessor has paid or is required by the jurisdiction where the Equipment was originally located to continue to pay taxes of the sort for which Lessee is responsible under Section 3.4 of the Agreement, then Lessee shall reimburse Lessor for such taxes, which payment (less Lessor's reasonable costs and expenses) will be refunded to Lessee if and when Lessor receives a corresponding refund from said jurisdiction. In the event of a relocation, assignment or sublease, Lessee, its assignee, or its sublessee, if any, shall cooperate with Lessor in taking all reasonable measures to protect the title of Lessor or any assignee or Beneficiary and the interest of any secured party or Beneficiary to and in the equipment. No relocation, assignment or sublease permitted hereunder shall relieve Lessee from any of its obligations under this Lease. Lessee hereby grants to Lessor the right and opportunity to submit or match the last proposal for the sublease or assignment of the Equipment, and to submit a proposal for the financing of any Equipment which is replacing equipment leased pursuant to this Agreement. Each of the foregoing shall be conducted in a commercially reasonable time frame and manner.

     J. Each Equipment Schedule shall be binding upon, and shall inure to the benefit of the Lessor, Lessee and their respective successors, legal representatives and assigns, except, in the case of any Beneficiary, to the extent set forth in Subsection 11 of the Agreement.

     K. All agreements, representations and warranties contained in the Agreement, any Equipment Schedule or any document delivered pursuant thereto or in connection therewith shall be for the benefit of Lessor and any Beneficiary and shall survive the execution and delivery of the Agreement and the expiration or other termination of the Agreement.

     L. In the event any one or more of the provisions of the Agreement and/or any Equipment Schedule shall for any reason be held invalid, illegal, or unenforceable, the remaining provisions of the Agreement and/or any such Equipment Schedule shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     M. This Equipment Schedule may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. If Lessor grants a security interest in all or any part of an Equipment Schedule, the Equipment covered thereby and/or payable thereunder, only that counterpart Equipment Schedule marked "Beneficiary's Original" shall be effective to transfer Lessor's rights therein and all other counterparts shall be marked "Duplicate" to indicate that they are not the "Beneficiary's Original".

     N. THE AGREEMENT AND THIS EQUIPMENT SCHEDULE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. THE STATE AND FEDERAL COURTS OF ILLINOIS SHALL HAVE NON-EXCLUSIVE JURISDICTION OF ANY DISPUTES ARISING HEREUNDER.

13.  FORCE MAJEURE
     -------------

     In the event Lessor is responsible for delivery of the Equipment pursuant to this Equipment Schedule and Lessor is unable to deliver the Equipment because of an Act of God or any contingency, delay, failure or other cause beyond its reasonable control, Lessor shall not be liable for such failure during the period of and to the extent of such disability. Additionally, Lessor cannot and will not deliver equipment without obtaining all necessary governmental approvals. Such "approvals" may include U.S. Department of Commerce re-export approval for certain equipment and destinations. Provided Lessor has applied for said approvals in a reasonably timely fashion, any such lack of approvals shall not be a failure by Lessor to perform its obligations hereunder, and any such firm delivery date and/or late delivery penalties are waived to the extent governmental approvals are not received. Lessee agrees to supply Lessor with the information necessary to obtain such governmental approvals.

14.  GLOBAL MASTER RENTAL AGREEMENT
     ------------------------------

     All of the terms and conditions of the Global Master Rental Agreement dated September 30, 1996 between Comdisco, Inc. and Advanced Telecommunications Modules, Inc. except as modified in this Equipment Schedule are incorporated in and made a part of this Equipment Schedule along with the additional terms and conditions set fourth in this Equipment Schedule, and this Equipment Schedule constitutes a separate rental agreement with respect to the Equipment described herein.

Done in three original copies this ________ day of ________________  19_____.

LESSOR:  COMDISCO, INC.                    LESSEE:  ADVANCED TELECOMMUNICATIONS
                                                    MODULES, INC.


By:                                                 By:
   -------------------------                           -------------------------
Title:                                              Title:
      ----------------------                              ----------------------

                                 ADDENDUM NO.1
                       TO GLOBAL MASTER RENTAL AGREEMENT
                        DATED AS OF SEPTEMBER 30, 1996.
                 BY AND BETWEEN COMDISCO, INC., AS LESSOR AND
             ADVANCED TELECOMMUNICATIONS MODULES LIMITED AS LESSEE

          The terms and conditions of the above-referenced Agreement as they pertain to all Equipment Schedules hereunder are hereby modified and amended as follows:

1.        Section 1, "GLOBAL MASTER RENTAL AGREEMENT"
                      ------------------------------

          In line 3 of subsection 1.1, after the words "'Affiliate of the Customer' shall mean/" /insert the words "the parent company of the Customer and".

          In line 1 of subsection 1.2, after "Equipment Schedule" insert "(in form of Exhibit 1)".

          Add the following to the end of the first paragraph of subsection 1.2:
"which shall, in the event of conflict, prevail".

          In line 5 of the second paragraph of section 1.2, after the words "The Customer" insert "and Comdisco".

2.        Section 2, "TERM"
                      ----

          In line 1 of subsection 2.2, delete the word "term" and insert the words "shall be payable during the term in accordance with and at the intervals specified in the Equipment Schedule".

          In the second line of subparagraph 2.2(c), delete the comma after the word "Lessor", in the third line, add a comma after the word "acceptance".

          In lines 1-2 of the last paragraph, delete "or other Rent Interval".

          In line 4 of the last paragraph, after the word "will" insert ", if requested by the Lessor".

          In line 7 of the last paragraph, delete "six (6)" and replace with "three (3)".

3.        Section 3, "RENT"
                      ----

          In line 3 of subparagraph 3.2, delete "is greater' and insert "has changed".

          In line 1 of subparagraph 3.4, after "charges" insert "of the Lessee".

          In line 4 of subparagraph 3.6, after "Lessee" insert "and Lessor".

4.        Section 4, "USE"
                      ---

          Subparagraph 4.1
          ----------------

          In the fourth line add "reasonable" before the word "steps"; delete "necessary" and replace with the word "appropriate"; and add "reasonably" before the word "ensure".

          Subparagraph 4.4
          ----------------

          Delete this section and replace with the following:

     "protect the Equipment against seizure and indemnify the Lessor against all losses, charges, damages and expenses suffered by or incurred by the Lessor by reason of the Customer's failure to comply with this clause, provided always that this shall not apply where any loss, charge, damage or expense results directly or indirectly from the actions or inactions of the Lessor and subject to Lessor's covenant of quiet enjoyment."

5.        Section 5, "INSTALLATION, MAINTENANCE AND ADDITIONS"
                      ---------------------------------------

          Subparagraph 5.3
          ----------------

          Add the following in the first line after the word "nature":

          "(other than repairs, maintenance and other actions necessary or appropriate to keep the Equipment in working order)".

          In line 2 of subparagraph 5.3, after "withheld" insert "or delayed".

6.        Section 6, "ACCEPTANCE AND WARRANTIES"
                      -------------------------

          In lines 2-3 of subparagraph 6.2, delete "is satisfactory in every way to Lessee" and insert "installed to the satisfaction of the Lessee".

7.        Section 7, "LESSEE'S INDEMNITY"
                      ------------------

          In line 1, delete "affirmatively re-delivered" and insert "returned".

          In the last line of this section, delete the word "default' and replace with "actions or inactions".

8.        Section 8, "RISK OF LOSS AND INSURANCE"
                      --------------------------

          Add the following to the end of subsection (a):

          ", upon request by Lessee".

          In line 13 of subsection (b), after "Lessee shall" insert "be entitled to".

9.        Section 9.1, "DEFAULT"
                        -------

          In subparagraph 9.2(c), after "expenses" insert "reasonably".

8.        Section 11, "ASSIGNMENTS"
                       -----------

          Subparagraph 11.1
          -----------------

          In the second line of subparagraph a), after the words "Equipment Schedule", delete", in which case however" and replace with "), provided in any case".

          Subparagraph 11.2
          -----------------

          In the first line, before the word "document" insert the word "reasonable",

9.        Section 12, "VALUE ADDED TAX ("VAT")"
                       -----------------------

          In the third line, after the words "such taxes", add "(excluding taxes relating to Lessor's income)".

10.       Section 13, "MISCELLANEOUS"
                       -------------

          In subparagraph 13.10, after "Lessor's" insert "and Lessee's".

          In the second line of subparagraph 13.15, before the word "requested", insert the word "reasonably".

     In line 2 of subparagraph 13.15, after "authority" insert "or any comparable document customarily issued in the local country".


ADVANCED TELECOMMUNICATIONS             COMDISCO, INC.
MODULES LIMITED

By:                                     By:
   -----------------------------           -----------------------------

Title:                                  Title:
      --------------------------              --------------------------

Date:                                   Date:
     ---------------------------             ---------------------------

                                 ADDENDUM NO. 2

                   VENTURE LEASE MODIFICATIONS AND AMENDMENTS
                     TO THE GLOBAL MASTER RENTAL AGREEMENT
                         DATED AS OF SEPTEMBER 30, 1996
                       BETWEEN COMDISCO, INC., AS LESSOR
                        AND ADVANCED TELECOMMUNICATIONS
                           MODULES LIMITED, AS LESSEE

1.   Section 1, "Global Master Rental Agreement"
              ------------------------------

     Add the following paragraphs to the end of Subsection 1.2, "Equipment
                                                                 ---------
Schedules":
---------

     "Upon Customer's execution of each Equipment Schedule, Customer will pay Comdisco the Advance specified on the Equipment Schedule. The Advance will be credited towards the final Rent payment if Customer is not then in default. No interest will be paid on the Advance.

     The Agreement and each Equipment Schedule constitute legal, valid and binding agreements of the Customer, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law concerning equitable remedies."

2.   Section 5.1 "Installation, Maintenance and Additions"
                  ---------------------------------------

     a. In subsection 5.2, line 1, after "excepted) and," insert the following:

          "if commercially available and considered common business practice for each item of Equipment,"

     b.   In line 6, after /"/eligibility" add the following:

          "provided re-certification is available and is required by Comdisco."

3.   Section 6, "Acceptance and Warranties"
                 -------------------------

     Add the following to the end of this section:

     "6.3 There are no actions, suits, proceedings or patent claims pending or, to the knowledge of the Customer, threatened against or affecting the Customer in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Customer to perform its obligations under the Agreement and each Equipment Schedule or Summary Equipment Schedule.

     6.4 The Equipment is personal property and when subjected to use by the Customer will not be or become fixtures under applicable law.

     6.5 The Customer has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except the liabilities and obligations of the Customer as set forth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been in any case or in the aggregate, materially adverse to Customer's ongoing business.

     6.6 To the best of the Customer's knowledge, the Customer owns, possesses, has access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operations of its business as now conducted, with known infringement of, or conflict with, the rights of others.

     6.7 All material contracts, agreements and instruments to which the Customer is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Customer in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies."

4.   Add the following as a new Section 14:

     "Section 14, "Additional Provisions"
                   ---------------------

     14.1 Financial Statements. Customer will provide to Comdisco the same information, financial or otherwise, which Customer provides to its shareholders at the times and to the extent it is required to do so to its shareholders.

     14.2 Obligation to Lease Additional Equipment; Upon notice to Customer, Comdisco will not be obligated to lease any Equipment which would have a Commencement Date after said notice if: (i) Customer is in default under this Agreement or any Schedule; (ii) Customer is in default under any loan agreement, the result of which would allows the lender or any secured party to demand immediate payment of any material indebtedness; (iii) there is a material adverse change in Customer's credit standing; or (iv) Comdisco determines (in reasonable good faith) that Customer will be unable to perform its obligations under this Agreement, any Equipment Schedule or any Summary Equipment Schedule.

     14.3 Merger and Sale Provisions. Customer will notify Comdisco of any proposed Merger at least sixty (60) days prior to the closing date. Comdisco may, in its discretion, either (i) consent to the assignment of the Agreement all relevant Schedules to the successor entity, or (ii) terminate the Lease and all relevant Schedules. If Comdisco elects to consent to the assignment(1) Customer and its successor will sign the assignment documentation provided by Customer. If Comdisco elects to terminate the Agreement and all relevant Schedules, then Customer will pay Comdisco all amounts then due and owing and a termination fee equal to the present value (discounted at 6%) of the remaining Rent for the balance of the Initial Term(s) of all Schedules, and will return the Equipment in accordance with Section 10. Comdisco hereby consents to any Merger in which the acquiring entity has a Moody's Bond Rating of BA3 or better or a commercially acceptable equivalent measure of creditworthiness as reasonably determined by Comdisco.

     14.4   Survival of Obligations.    All  agreements,  obligations,
     representations and warranties contained in this Agreement, any Equipment Schedule Summary Equipment Schedule or in any document delivered in connection with those agreements are for the benefit of Comdisco and any Assignee or Secured Party and survive the execution, delivery, expiration or termination of this Agreement.

     14.5 Licensed Products. Customer will obtain no title to Licensed Products which will at all times remain the property of the owner of the Licensed Products. A license from the owner may be required and it is Customer's responsibility to obtain any required license before the use of the Licensed Products. Customer agrees to treat the Licensed Products as confidential information of the owner, to observe all copyright restrictions, and not to reproduce or sell the Licensed Products.

     14.6 Additional Documents. Customer will, upon execution of this Agreement, provide Comdisco with a certificate of authority.

     14.7 Electronic Communications. Each of the parties may communicate with the other by electronic means under mutually agreeable terms.

     14.8 Landlord/Mortgage Waiver. Upon Comdisco's request, Customer agrees to provide Comdisco with a Landlord/Mortgagee Waiver with respect to the Equipment. Such waiver shall be in a form satisfactory to Comdisco.

     14.9 Equipment Procurement Charges/Progress Payments. Customer hereby agrees that Comdisco shall not by virtue of entering into this Agreement, be required to remit any payments to any manufacturer or other third party until. Customer accepts the Equipment subject to this Agreement.

     14.10 Labeling. Upon request, Customer will mark the Equipment indicating Comdisco's interest with labels provided by Comdisco. Customer will keep all Equipment free from any other marking or labeling which might be interpreted as a claim of ownership."

ADVANCED TELECOMMUNICATIONS               COMDISCO, INC.
MODULES LIMITED

By:                                       By:
   -------------------------------           -------------------------------

Title:                                    Title:
      ----------------------------              ----------------------------

Date:                                      Date:
     -----------------------------              ----------------------------

FEDERAL EXPRESS

January 10,1997


Mr. Andrew M. Vought
Chief Financial Officer
2933 Bunker Hill Lane
Suite 210
Santa Clara, CA 95054

Re: Global Master Rental Agreement dated as of September 30, 1996 by and between Comdisco Inc. as "Comdisco" and Advanced Telecommunications Modules Limited As "Customer" and Equipment Schedule No. U.S.-2 dated as of September 30, 1996 by and between Comdisco, Inc. as "Lessor' and Advanced Telecommunications Modules, Inc. as "Lessee" (the "U.S. Schedule") and United Kingdom Equipment Schedule No. UK-1 dated as of September 30, 1996 by and between Comdisco, Inc. as "Lessor" and Advanced Telecommunications Modules Limited as "Lessee" (the "UK Schedule")(collectively the "Leases")

Dear Andy:

This letter is to confirm that Comdisco, Inc., as Lessor hereby agrees to increase the US Schedule by an amount of $169,610.00 and concurrently decrease the UK Schedule by 100,000 pounds.

Except as specifically set forth above all other terms and conditions of the Leases shall remain in full force and effect.

COMDISCO, INC.

By:            James P. Labe, President
               -------------------------------
Signature:     /s/ James P. Labe
               -------------------------------
Title:         Venture Lease Division
               -------------------------------


AGREED AND ACCEPTED BY:
ADVANCED TELECOMMUNICATIONS MODULES, INC.

By:            Andrew M. Vought
               -------------------------------
Signature:     /s/ Andrew M. Vought
               -------------------------------
Title:         CFO, Secretary
               -------------------------------